As filed with the Securities and Exchange Commission on November 21, 1997.
                                                Registration No. 333-__________
================================================================================

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                     ----------------------------------------
                                   FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     ----------------------------------------

                          PRE-PAID LEGAL SERVICES, INC.
                (Name of registrant as specified in its charter)

       Oklahoma                   321 East Main Street           73-1016728
(State or jurisdiction of         Ada, Oklahoma 74820         (I.R.S. Employer
incorporation or organization)      (580) 436-1234           Identification No.)
           (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   Randy Harp
                              321 East Main Street
                               Ada, Oklahoma 74820
                                 (580) 436-1234
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                            J. Bradford Hammond, Esq.
                   Crowe & Dunlevy, A Professional Corporation
                     500 Kennedy Building, 321 South Boston
                           Tulsa, Oklahoma 74103-3133
                                 (918) 592-9800


           Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.
           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
------------------------------------ ----------------- ---------------- ---------------- -----------------
                                                          Proposed         Proposed
                                                           Maximum          Maximum
      Title of Each Class of            Amount to      Offering Price      Aggregate        Amount of
    Securities to be Registered       be Registered     Per Share(1)       Offering      Registration Fee
                                                                           Price(1)
------------------------------------ ----------------- ---------------- ---------------- -----------------

Common Stock, par value $.01 per         200,000           $32.69         $6,538,000          $1,981
share
------------------------------------ ----------------- ---------------- ---------------- -----------------

        (1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices of the Common Stock as reported on the American Stock Exchange on November 7, 1997.
                    ----------------------------------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

PROSPECTUS



                          PRE-PAID LEGAL SERVICES, INC.


                  ASSOCIATE INVESTMENT CLUB STOCK PURCHASE PLAN


                                  Common Stock




      Pre-Paid Legal Services, Inc. (the "Company") hereby offers to eligible Associates (as defined herein) participation in its Associate Investment Club Stock Purchase Plan (the "Plan"). The Plan is designed to provide to Associates a convenient and economical way to purchase shares of the Company's common stock, par value $ .01 per share ("Common Stock"), by making cash payments into the Plan which are then applied to the purchase of Common Stock. A question and answer statement of the provisions of the Plan and guidelines for participation therein is included elsewhere in this Prospectus. See "Description of Associate Investment Club Stock Purchase Plan." The Common Stock of the Company is listed in the American Stock Exchange under the symbol "PPD."

      Shares of Common Stock acquired pursuant to the Plan will be purchased in the open market or in privately negotiated transactions with other shareholders, including the "Selling Shareholder" identified elsewhere herein. See "Selling Shareholder." If and when the Company, at its option, makes shares available for purchase into the Plan, shares may also be purchased directly from the Company. Shares acquired under the Plan will be acquired at 100% of the applicable market price, as defined under Question 15 in this Prospectus.

      Plan Participants will not be required to pay any administrative fees in connection with participation in the Plan. Plan Participants will be required to pay brokerage commissions or other charges, if any, incurred in connection with the acquisition of shares under the Plan. All other costs of administering the Plan will be paid by the Company.

      It is recommended that this Prospectus be retained by participating Associates for future reference.






THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




           The date of this Prospectus is November ___, 1997.

                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission, except that copies of the exhibits may not be available at certain of the Regional Offices: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained by mail at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. The Common Stock of the Company is listed on the American Stock Exchange, and reports, proxy statements and other information may also be inspected at the public reference facility maintained by that exchange at 86 Trinity Place, New York, New York 10006.

        The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities included in this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto, to which reference is hereby made. Any interested party may inspect the Registration Statement, and the exhibits thereto, without charge, at the public reference facilities of the Commission and may obtain copies of all or any portion of the Registration Statement from the Commission upon payment of the prescribed fees.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by the Company with the Commission are incorporated by reference in this Prospectus:

    1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended.

    2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

    3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

    4. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

    5. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated October 10, 1986, as amended by the Company's Current Report on Form 8-K dated as of July 20, 1994.

        In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Requests should be made to Pre-Paid Legal Services, Inc., Investor Relations Department, P. O. Box 145, Ada, Oklahoma 74820. The Company's telephone number at that address is (580) 436-1234.

                                TABLE OF CONTENTS



Available Information..................................................

Incorporation of Certain Documents by Reference........................

The Company............................................................

Description of Associate Investment Club Stock Purchase Plan...........

Use of Proceeds........................................................

Selling Shareholder....................................................

Indemnification and Limitation of Liability of Officers and Directors..

Legal Matters..........................................................

Experts................................................................








               No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities covered by this Prospectus in any jurisdiction to any person to whom it is unlawful to make any offer of solicitation. The delivery of this Prospectus at any time does not imply that the information contained or incorporated by reference herein is correct as of any time subsequent to the date hereof or subsequent to the respective dates of the documents incorporated by reference herein.






        "Pre-Paid Legal Services (R)" is a registered trademark of the Company. All rights are fully reserved.

                                   THE COMPANY

        The Company develops, underwrites and markets legal expense plans (referred to as "Contracts") which provide for or reimburse a portion of the legal fees associated with a variety of legal services in a manner similar to medical reimbursement plans. The Company or its predecessor has been involved in the prepaid legal services industry since 1972. As a result of 25 years of experience, the Company has developed a data base concerning utilization of Contract benefits, an extensive network of independent attorneys providing services to its members, and substantial knowledge and experience with respect to the industry's regulatory environment.

        The Company  markets  Contracts in part through a multi-level  marketing
system   utilizing   the   services   of   commissioned   marketing   associates
("Associates").

        The address of the Company's principal executive offices is 321 East Main Street, Ada, Oklahoma 74820, and its telephone number at that address is
(580) 436-1234.


          DESCRIPTION OF ASSOCIATE INVESTMENT CLUB STOCK PURCHASE PLAN

        The following is a question and answer statement of the provisions of the Associate Investment Club Stock Purchase Plan (the "Plan") offered to eligible Associates.

1.      What is the purpose of the Plan?

        The Plan provides to Associates a convenient and economical way to purchase shares of the Company's Common Stock. By facilitating share ownership among Associates, the Plan is intended to foster enhanced financial interest among Associates in the long-term growth and financial success of the Company.

2.      Who administers the Plan for Participants?

        The Company currently administers the Plan for participants, keeping records, sending statements of transactions to participants and performing other duties relating to the Plan. The Company may, if it deems it desirable, designate a bank or trust company to administer the Plan and to act as agent for participating Associates. The Company has authority in its sole discretion among other things (i) to establish or modify eligibility standards under the Plan,
(ii) to deny or terminate a participant's participation in the Plan for any reason whatsoever, (iii) to adopt or modify rules and procedures with respect to the Plan, and (iv) to amend or terminate the Plan at any time and to make such other determinations under the Plan as the Company deems necessary and appropriate.

3. Who is eligible to participate in the Plan?

        All "active" Associates of the Company are eligible to participate in the Plan. Unless otherwise terminated by the Company, an Associate is considered to be "active" for so long as the Associate originates sales of at least three new legal service contracts per calendar quarter or maintains a personal legal service contract with the Company. There is no limit on the number of "active" Associates who may participate in the Plan.

4. How does an Associate participate in the Plan?

        If an Associate is currently a participant in the Plan, no further action will be required of the Associate to continue his or her participation. If an eligible Associate is not currently a participant, such Associate may join the Plan by completing and returning to the Company an Enrollment Form. Enrollment Forms for the Plan are included in Associate enrollment packages and also may be obtained at any time by written or telephonic request to Pre-Paid Legal Services, Inc., Attn: Associate Investment Club, P.O. Box 145, Ada, Oklahoma 74821-0145, telephone number (580) 436-1234.

5. When may an Associate join the Plan and when will participation commence?

        An Associate may join the Plan at any time. Purchases on behalf of a new participant will commence as promptly as practicable after the participant's Enrollment Form is processed and an initial payment for shares to be purchased under the Plan is received by the Company. See Question 10 below for information concerning payments by participants and Question 13 below for information concerning the timing of purchases under the Plan.

6. What fees and costs are associated with participation in the Plan?

        All brokerage commissions or charges and applicable transfer taxes in connection with purchases of shares under the Plan relative to any monthly Purchase Date (as defined in Question 13 below) are paid by the participants on a pro rata basis in relation to the number of shares purchased on behalf of each participant on such Purchase Date. All other costs of administration are paid by the Company.

7. Are there minimum levels of investment required under the Plan?

        A minimum investment of at least $25.00 per month is required in order to participate in the Plan.

8. Is there a limit on how much a participant may invest under the Plan?

        Each participant's level of participation is entirely within his or her own discretion. The Plan has not established maximum investment limits at this time but may due so in its sole discretion in the future.

9. May a participant make an initial or supplemental investment in the Plan in addition to regular monthly investments?

        Upon enrolling in the Plan , a participant may make a one-time initial investment in the Plan in any amount. Such initial investment is not required, and the decision whether or not to make such investment is entirely within the discretion of the participant. After enrolling in the Plan, supplemental investments, in addition to the Automatic Monthly Investment, may be made at the Participant's discretion. Any initial or supplemental investment may be made by check to the Company at the address set forth in Question 4 above. Payments received by check will be processed as expeditiously as possible upon receipt, but will not be applied for the purchase of shares for the applicable month unless the processing of the payment is completed sufficiently in advance to permit the Company to apply the funds to the applicable monthly purchase of shares. Although processing time may vary, the Company requires that any payments by check be delivered to the Company prior to the tenth day of each month in order to be included in the current month's stock purchase.

10. How are payments made by participants under the Plan?

        Except for initial and supplemental investments, participants must make payments for shares to be purchased under the Plan by automatic electronic funds transfer as described in Question 11 below.

11. What is the Automatic Monthly Investment feature of the Plan and how does it work?

        A participant must make his or her monthly investment of not less than $25.00 per month by means of monthly automatic electronic funds transfers ("Automatic Monthly Investment") from an account designated by the participant with a United States financial institution. To initiate Automatic Monthly Investments, a participant must complete and return to the Company an Automatic Monthly Investment Form with either an initial investment or a voided blank check for the account from which funds are to be drawn. Automatic Monthly Investment Forms are included in Associate enrollment packages and may also be obtained at any time from the Company. Forms will be processed and will become effective as soon as practicable after receipt by the Company.

        Once Automatic Monthly Investment is initiated, funds will be drawn from the participant's designated financial institution account on or about the twelfth day of each month (the "Automatic Monthly Investment Date") and will then be invested in Common Stock in accordance with the Company's investment procedures described below.

        A participant may change the amount of his or her Automatic Monthly Investment by completing and submitting to the Company a new Automatic Monthly Investment Form. Such new forms will be processed and will become effective as soon as practicable after receipt by the Company. If a new Automatic Monthly Investment Form is not received sufficiently in advance in order to become effective with respect to the Automatic Monthly Investment for a particular month, the existing Automatic Monthly Investment will be applied for such month and the modified Automatic Monthly Investment will be applied for the next month and thereafter until further modified or terminated.

        A participant may terminate his or her Automatic Monthly Investment at any time by notifying the Company in writing of such termination. Notices of termination not received by the Company at least five (5) days prior to the applicable Automatic Monthly Investment Date for such month will become effective as of the next month.

12. What happens if a participant fails to make the minimum required monthly investment?

        If a participant fails to make the minimum required monthly investment of at least $25.00, the Company may, in its discretion, terminate the participant's further participation in the Plan. If participation is terminated, a certificate for whole shares previously credited to the participant's account will be issued to the participant along with cash payment for any fraction of a share in such account.

13. When are payments from participants invested through the purchase of shares under the Plan and from what sources are the shares purchased?

        Purchases of Common Stock under the Plan for any month will be commenced by the Company on or about the twentieth day of each month as determined by the Company (the "Purchase Date") and will be completed as soon thereafter as is practicable or at such later times as may be required in order to comply with applicable federal securities laws. Such purchases may be made on any exchange where the Common Stock is traded, in the over-the-counter market, or by privately negotiated transactions with the Selling Shareholder identified elsewhere herein or others. In addition, if and when the Company, in its discretion, makes shares available for purchase into the Plan, shares may be purchased directly from the Company. Should a Purchase Date fall on a date on which the American Stock Exchange is not open, the Purchase Date will be the next succeeding date on which the American Stock Exchange is open.

14. How many shares are purchased on behalf of participants?

        The number of shares purchased on behalf of a participant for any month depends on the amount of the participant's investment for the month. Each participant is credited with the number of shares, including fractional shares, equal to the total amount invested by the participant for the month divided by the purchase price per share, including the participant's prorated portion of brokerage charges or commissions, if any.

15. What will be the price to participants of shares purchased under the Plan?

        The price to participants of shares purchased under the Plan will be 100% of the "market price" determined as set forth below. In the case of purchases of Common Stock on the open market, the market price will be the weighted average purchase price paid by the Company with respect to the shares purchased for the applicable month, plus any brokerage charges or commissions. In the case of shares of Common Stock purchased from the Company, the market price is determined by averaging the high and low sales price of the Common
Stock as reported on the American Stock Exchange for the period of five (5) trading days ending on the date of purchase from the Company. In the case of privately negotiated purchases from the Selling Shareholder identified elsewhere herein or others, the market price will be the negotiated price determined by the Company and the Selling Shareholder or other seller, which may be less than but will in no event exceed the applicable market price determined as set forth above had the shares been purchased on the open market.

16. What kind of reports are sent to participants in the Plan?

        Each participant in the Plan receives a statement of account at the end of each calendar quarter. Interim reports, not more than one per month, are available to participants upon special request. These statements are a participant's continuing record of the dates and cost of purchases and should be retained for income tax purposes. In addition, each participant receives all communications sent to shareholders. Where two or more participants or shareholder have the same address, only one copy of materials sent to shareholders is sent to that address if all such persons agree thereto in writing.

17. Are stock certificates issued for shares of Common Stock purchased under the Plan?

        Normally, certificates for Common Stock purchased under the Plan are not issued to participants. The number of shares credited to an account under the Plan is shown on the participant's statement of account. However, a participant may receive certificates for full shares accumulated in his or her account under the Plan at any time by sending a written request to the Company. Participants will be assessed a handling fee of $10.00 per certificate for stock certificates issued for less than one hundred (100) shares. If certificates for less than all of the shares in a participant's account are issued, any remaining full shares and fractional shares are reflected in the participant's account and the participant remains enrolled in the Plan, unless the participant otherwise terminates his or her participation. However, any participant whose account in the Plan is reduced to zero as a result of the withdrawal of shares and who is not participating in the Plan through an effective Automatic Monthly Investment arrangement may be deemed by the Company to have withdrawn from the Plan.

        Requests for issuance of certificates for shares of Common Stock which are received by the Company will be processed as soon as practicable after receipt.

        Certificates   for   fractional   shares  are  not   issued   under  any
circumstances.

18. In whose name are accounts maintained and certificates registered when issued?

        Accounts in the Plan are maintained in the names in which the participant registered at the time the participant entered the Plan. Consequently, certificates for whole shares are similarly registered when issued.

        Upon written request, certificates may be issued in names other than the account name, subject to compliance with any applicable laws and the payment by the participant of any applicable taxes, provided that the request meets the usual requirements of the Company for the recognition of a transfer of Common Stock of the Company.

19. May a participant pledge to another person all or part of the participant's interests in the Plan or the shares credited to the participant under the Plan?

        A participant's rights under the Plan and shares credited to the account of a participant under the Plan may not be pledged or transferred. A Participant who wishes to pledge or transfer such shares must request that certificates for such shares be issued in his or her name prior to any pledge or transfer. However, as described under Question 18 above, certificates may be issued in the name of the transferee.

20. When and how may a participant withdraw from the Plan?

        A participant may withdraw from the Plan by giving written notice to the Company that he or she wishes to withdraw. When a participant withdraws from the Plan (or upon termination of the Plan or the participant's participation by the Company), certificates for whole shares in the participant's account are issued to the participant and cash payment is made for any fraction of a share in such account. Requests for termination will be processed as promptly as possible following receipt by the Company.

        In order for a withdrawal and termination to become effective and to terminate an upcoming draft on a participant's designated financial institution account with respect to an Automatic Monthly Investment, the notice of withdrawal should be delivered to the Company sufficiently in advance of the applicable Automatic Monthly Investment Date.

        In any event, if a notice of withdrawal is received by the Company at least five (5) business days prior to a Purchase Date, the withdrawal will be processed and any uninvested cash payments and Automatic Monthly Investments will not be invested on the Purchase Date but will be returned to the participant.

21. If the Company declares a cash dividend payable to holders of Common Stock, how will the shares in the Plan be treated?

        Although it is not presently the policy of the Company to pay any cash dividends with respect to the Common Stock, if in the future the Company declares a cash dividend with respect to the Common Stock, such dividends with respect to shares credited to the account of a participant will be paid directly to the participant in the same manner as to shareholders who are not participants in the Plan.

22. What happens if the Company issues a stock dividend or declares a stock split?

        Any shares representing stock dividends or stock splits of Common Stock distributed by the Company with respect to shares credited to the account of a participant under the Plan will be added to the participant's account.

23. If the Company issues rights to purchase securities to the holders of Common Stock, how will the rights attributable to shares held in the Plan be handled?

        In the event that the Company makes available to the holders of Common Stock rights to purchase additional shares of Common Stock or other securities, the Company will distribute such rights accruing to shares of Common Stock to the participants in the same manner as to shareholders who are not participants in the Plan.

24. How are shares credited to a participant's account under the Plan voted at meetings of shareholders?

        Full shares of Common Stock credited to the account of a participant under the Plan are voted in accordance with instructions of the participant given on an instruction form or proxy form furnished to the participant, or, if the participant desires to vote in person at the meeting, a proxy to vote the full number of shares credited to the participant's account under the Plan may be obtained upon written request received by the Company at least fifteen days before the meeting.

25. What are the Federal income tax consequences of participation in the Plan?

        A participant will not realize gain or loss for Federal income tax purposes at the time a participant acquires shares of Common Stock under the Plan or in connection with the issuance to a participant, upon withdrawal from the Plan or otherwise, of certificates evidencing shares acquired under the Plan.

        A participant's tax basis with respect to shares acquired under the Plan will be the cost of the shares to the participant.

        Upon receipt by a participant of cash payment under the Plan with respect to a fractional share as a result of withdrawal from the Plan or otherwise, and upon the sale of shares acquired under the Plan by a participant, the participant will realize gain or loss in an amount equal to the difference between the net proceeds received and the participant's tax basis in the fractional share or the whole shares sold. If the shares are capital assets in the participant's hands, such gain or loss will be capital gain or loss. Whether the capital gain or loss realized is long-term or short-term depends upon the holding period of the shares giving rise to the gain or loss. In general, if the holding period is longer than eighteen months, such capital gain or loss will be long-term. A participant's holding period for shares of Common Stock purchased under the Plan will begin on the day following the day on which such shares were credited to the participant's account.

        The foregoing discussion is only a brief and general summary of the Federal income tax considerations involved, and does not address state, local, foreign or estate taxation. Participants are urged to consult their own tax advisors to analyze, evaluate and determine all of the tax consequences of participation in the Plan or of particular transactions in light of their individual circumstances.


26. What is the responsibility of the Company under the Plan?

        In administering the Plan, the Company is not liable for any act done in good faith or for its good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death, or with respect to the prices at which shares are purchased or sold for the participant's account and the times when such purchases or sales are made, or with respect to any loss or fluctuation in the market value after the purchase of shares.

27. May the Plan be changed or discontinued?

        The Plan may be amended, suspended, modified or terminated at any time without the approval of the participants. Notice of any such suspension or termination or material amendment or modification will be sent to all participants who shall in all events have the right to withdraw from the Plan as described above.

28. How is the Plan to be interpreted?

        Any question of interpretation arising under the Plan is determined by the Company and any such determination is final.

29. Who bears the risk of market price fluctuations in the Common Stock?

        A  participant's  investment  in shares  acquired  under the Plan is not different from investment in directly held shares in this regard. The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to the Common Stock.

                                 USE OF PROCEEDS

        The Company is unable to predict the number of shares of Common Stock, if any, that may be purchased from it under the Plan or the prices at which such shares may be purchased. The net proceeds from any sales by the Company of Common Stock to the Plan will be added to the general funds of the Company and will be used for working capital and other corporate purposes. The Company will not receive any proceeds with respect to shares of Common Stock acquired in the open market or from privately negotiated purchases from the Selling Shareholder or others.

                               SELLING SHAREHOLDER

        The Company may, from time to time, effect all or a portion of its monthly acquisition of shares of Common Stock under the Plan through purchases of shares owned by Harland C. Stonecipher. Mr. Stonecipher has been the Chairman of the Board of Directors of the Company since its organization in 1976. Mr. Stonecipher also served as Chief Executive Officer until March 1996 and since January 1997. Mr. Stonecipher is referred to herein as the "Selling Shareholder." The purchase price of shares acquired from the Selling Shareholder will be such prices as may be negotiated between the Company and the Selling Shareholder. Such prices may be less than, but will in no event be greater than, the applicable market price had the shares been purchased on the open market, as determined pursuant to Question 15 above. The Company believes that it may be able to negotiate prices from the Selling Shareholder that are more favorable to participants than applicable market prices. In addition, participants may realize additional savings through the absence of broker's fees or commissions in connection with the purchase of shares directly from the Selling Shareholder.

        The Selling Shareholder owns as of the date of this prospectus 1,113,840 shares of Common Stock of the Company. The Selling Shareholder may make available for purchase under the Plan up to 100,000 of such shares. If all of such shares are sold in connection with the Plan and no other shares are acquired by the Selling Shareholder, the Selling Shareholder would own 1,013,840 shares, representing 4.5% of the Company's outstanding Common Stock. The shares proposed to be made available may or may not ultimately be sold by the Selling Shareholder in connection with the Plan.


                   INDEMNIFICATION AND LIMITATION OF LIABILITY
                            OF OFFICERS AND DIRECTORS

        The Bylaws of the Company provide that the Company shall indemnify, and advance litigation expenses to, its directors and officers, and persons serving at the request of the Company as directors or officers of another enterprise, to the fullest extent permitted by the laws of the State of Oklahoma. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors and officers of the Company, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        The Oklahoma General Corporation Act authorizes an Oklahoma corporation to limit or to eliminate the personal liability of its directors for monetary damages for breaches of fiduciary duty. Absent such limitation or elimination, a director may be liable to a corporation and its stockholders for monetary damages for conduct constituting gross negligence in the exercise of the duty of care. Although it does not change the duty of care, the Oklahoma General Corporation Act allows the limitation of the available relief to equitable remedies, such as an injunction or rescission. However, such relief may not be effective in all cases. The Certificate of Incorporation of the Company limits the liability of directors to the Company or its stockholders to the fullest extent permitted by the Oklahoma General Corporation Act.


                                  LEGAL MATTERS

        The validity of the issuance of the shares offered hereby will be passed upon for the Company by Crowe & Dunlevy, A Professional Corporation, Oklahoma City, Oklahoma.

                                     EXPERTS

        The financial statements and related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        Any future financial statements hereafter incorporated by reference will be incorporated in reliance upon the reports of the firm examining such statements and upon the authority of any such firm as experts in auditing and accounting, to the extent that any such firm has audited those financial statements and consented to the incorporation herein by reference of its reports with respect thereto.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

        The following table contains an itemized statement of the estimated amounts of expenses in connection with the issuance of the Common Stock which is the subject of the Registration Statement, all of which expenses will be paid by the Registrant:

        SEC Registration Fee........................................... $1,981
        Legal Fees and Expenses........................................  2,000
        Accounting Fees and Expenses...................................  2,000
        Miscellaneous Expenses.........................................    519
        Total.......................................................... $6,500


Item 15.  Indemnification of Directors and Officers

        Section 1031 of the Oklahoma General Corporation Act provides broad authority for the indemnification of, and the advancement of litigation expenses to, the directors and officers of an Oklahoma corporation. Section 1066 of the Oklahoma General Corporation Act provides broad authority for the elimination or limitation of the personal liability of directors of an Oklahoma corporation to the Oklahoma corporation and its shareholders for monetary damages for breaches of fiduciary duty. The Amended and Restated Certificate of Incorporation, as amended, and Bylaws of the Registrant provide for indemnification of, and the advancement of litigation expenses to, directors and officers to the broadest extent permitted by Oklahoma law and provided for the elimination and limitation of the personal liability of directors for monetary damages for breaches of fiduciary duty to the fullest extent permitted by Oklahoma law.


Item 16.  Exhibits

 Exhibit
   No.                   Description
    5.1    --    Opinion of Crowe & Dunlevy, a Professional Corporation, on
                 legality of securities.
   23.1    --    Consent of Crowe & Dunlevy,  a Professional  Corporation
                 (included in Exhibit 5.1).
   23.2    --    Consent of Deloitte & Touche LLP.
   24.1    --    Powers of Attorney.


Item 17.  Undertakings

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the  prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of post-effective amendment any
        of  the  securities   being   registered  which  remain  unsold  at  the
        termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ada, State of Oklahoma on November 20, 1997.

                                                  PRE-PAID LEGAL SERVICES, INC.

                                            By:   /s/ RANDY HARP
                                                  ------------------------------
                                                  Randy Harp
                                                  Chief Financial Officer and
                                                  Chief Operating Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Name                         Position                     Date

HARLAND C. STONECIPHER*        Chairman of the Board of        November 20, 1997
-------------------------      Directors and Chief
Harland C. Stonecipher         Executive Officer
                               (Principal Executive Officer)

WILBURN L. SMITH*              President and Director          November 20, 1997
-------------------------
Wilburn L. Smith

/s/ RANDY HARP                 Chief Operating Officer,        November 20, 1997
-------------------------      Chief Financial
Randy Harp                     Officer and Director
                               (Principal Financial Officer)

KATHLEEN S. PINSON*            Vice President, Controller      November 20, 1997
-------------------------      and Director,
Kathleen S. Pinson             (Principal Accounting Officer)

PETER K. GRUNEBAUM*            Director                        November 20, 1997
-------------------------
Peter K. Grunebaum

CHARLES H. WALLS*              Director                        November 20, 1997
-------------------------
Charles H. Walls

FRANCIS A. TARKENTON*          Director                        November 20, 1997
-------------------------
Francis A. Tarkenton

* By: /s/ RANDY HARP
-------------------------
     Randy Harp
  Attorney-in-fact





                                      INDEX TO EXHIBITS



   Exhibit
     No.                                Description

     5.1             Opinion  of  Crowe  &  Dunlevy,   A  Professional
                     Corporation, on legality of securities

     23.1            Consent  of  Crowe  &  Dunlevy,   A  Professional
                     Corporation (included in Exhibit 5.1)

     23.2            Consent of Deloitte & Touche LLP.

     24.1            Powers of Attorney.